UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  August 5, 2011

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2011, at the 2011 Annual Meeting of Stockholders of Plantronics, Inc. (the “Company”), the stockholders approved an amendment to the Company's Amended and Restated 2003 Stock Plan (the “Plan”) to increase the number of authorized shares of common stock that may be issued under the Plan by 1,700,000 and certain other changes including (1) the removal of the language from the Plan requiring that shares or units subject to restricted stock or restricted stock unit awards with a per share or unit purchase price at or lower than 100% of fair market value on the date of grant be counted against the share reserve as 2.5 shares for every 1 share subject thereto, and (2) an increase from $1,000,000 to $2,000,000 in the limitation on the initial value of both awards of restricted stock and restricted stock units that a participant can receive each fiscal year.
The Amended and Restated 2003 Stock Plan, including a summary of the Plan amendments, is set forth in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on June 22, 2011 and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 5, 2011, Plantronics, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, 43,874,257 shares of common stock of the Company were present in person or by proxy.
At the meeting, the stockholders voted on proposals to: (1) elect seven directors; (2) approve an increase in the number of shares reserved for issuance under the Company's Amended and Restated 2003 Stock Plan by one million seven hundred thousand (1,700,000) in addition to certain other amendments including (i) the removal of the language from the Plan requiring that shares or units subject to restricted stock or restricted stock unit awards with a per share or unit purchase price at or lower than 100% of fair market value on the date of grant be counted against the share reserve as 2.5 shares for every 1 share subject thereto, and (ii) an increase from $1,000,000 to $2,000,000 in the limitation on the initial value of both awards of restricted stock and restricted stock units that a participant can receive each fiscal year; (3) approve the Company's Executive Incentive Plan, (4) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012, (5) to approve, by non-binding vote, the compensation of the Company's named executive officers, and (6) to recommend, by non-binding vote, the frequency of the advisory vote on the compensation of the Company's named executive officers.
Proposal No. 1: The following directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Against	Votes Withheld	Broker Non-Votes

Marv Tseu	40,028,076	—	1,193,693	2,652,488
Kan Kannappan	40,228,826	—	992,943	2,652,488
Brian Dexheimer	40,152,794	—	1,068,975	2,652,488
Gregg Hammann	40,147,274	—	1,074,495	2,652,488
John Hart	40,199,149	—	1,022,620	2,652,488
Marshall Mohr	40,175,912	—	1,045,857	2,652,488
Roger Wery	40,204,163	—	1,017,606	2,652,488

Proposal No. 2: The results of the vote on the proposal to amend the Company's Amended and Restated 2003 Stock Plan were:

For	Against	Abstain	Broker Non-Votes
36,837,375	4,354,244	30,150	2,652,488

Proposal No. 3: The results of the vote on the proposal to approve the Company's 2012 Executive Incentive Plan were:

For	Against	Abstain	Broker Non-Votes
40,521,264	662,513	37,992	2,652,488

Proposal No. 4: The results of the vote on ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012 were:

For	Against	Abstain	Broker Non-Votes
43,376,532	495,167	2,558	—

Proposal No. 5: The results of the non-binding advisory vote on the compensation of the Company's named executive officers were:

For	Against	Abstain	Broker Non-Votes
40,491,331	633,278	97,160	2,652,488

Proposal No. 6: The results of the non-binding advisory vote on the frequency with which the Company will report on the compensation of the Company's named executive officers were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
37,438,037	25,947	3,685,675	72,110	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2011	PLANTRONICS, INC.

	By:	/s/ Rich Pickard
	Name:	Rich Pickard
	Title:	Secretary